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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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3COM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5400 Bayfront Plaza
Santa Clara, California 95052-8145

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 24, 2002

To Our Stockholders:

Our Annual Meeting will be held on Tuesday, September 24, 2002, at 10:30 a.m. at our facility at 5400 Bayfront Plaza, Building 5, Santa Clara, California. The purpose of the meeting is to:

1.    Elect four (4) Class II directors, each to hold office for a two-year term.

2.    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending May 30, 2003.

3.    Transact such other business as may properly come before the meeting.

You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on July 26, 2002. For ten (10) days before the meeting, you can examine a complete list of the stockholders entitled to vote at the meeting for any purpose germane to the meeting during regular business hours at our offices at 5400 Bayfront Plaza, Building 1, Santa Clara, California 95052.

                      By Order of the Board of Directors,

                      Mark D. Michael
                      Secretary

August 13, 2002
Santa Clara, California

IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously mailed your proxy card.

5400 Bayfront Plaza
Santa Clara, California 95052-8145

PROXY STATEMENT

Your vote is very important. For this reason, our Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board by our management.

The annual meeting will be held on Tuesday, September 24, 2002, at 10:30 a.m. at our principal executive offices at 5400 Bayfront Plaza, Building 5, Santa Clara, California. Our telephone number is (408) 326-5000. This proxy statement is first being sent to our stockholders on or about August 13, 2002.

GENERAL INFORMATION

Our Financial Information.    Our financial statements and related information are included in our Annual Report on Form 10-K, which is enclosed with this Proxy Statement.

Who Can Vote.    You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on July 26, 2002. We refer to this date as the "Record Date." At the close of business on the Record Date, a total of 358,545,977 shares of common stock were issued and outstanding. You may vote in person or by proxy. Each share of 3Com common stock has one vote. There is no cumulative voting in the election of our directors.

Cost of this Proxy Solicitation.    We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks, brokers and other nominees to solicit their customers who hold our stock in street name and will reimburse them for their reasonable, out-of-pocket costs. We may use our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail. None of these individuals will receive any additional or special compensation for soliciting proxies. We retained Automated Data Processing, Inc. to solicit proxies for the annual meeting. We estimate that the fee for these services, which does not depend on the outcome of the voting, is $3,000, plus out-of-pocket expenses.

Voting Your Proxy.    If you hold your common stock in street name through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to vote your shares. If you hold your shares in your own name as a holder of record, you may vote by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxies will vote your shares as you instruct. Of course, you can always attend the meeting and vote your shares in person. If you sign and return a proxy card without specific voting instructions, your shares will be voted as recommended by our Board.

Revoking Your Proxy.    To revoke your proxy if you are a holder of record, you must advise our Secretary in writing before the meeting, deliver later proxy instructions that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted.

Quorum.    The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the annual meeting (the "Votes Cast").

Abstentions.    Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) whether a quorum is present and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have no effect on the outcome of Proposal 1 and abstentions will have the effect of a vote against Proposal 2.

Broker Non-Votes.    We will count broker non-votes in determining the presence or absence of a quorum, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal. Accordingly, broker non-votes will have no effect on the outcome of either proposal.

Stock Ownership of Certain Beneficial Owners and Management.    The following table contains information, as of the Record Date, with respect to the beneficial ownership of our common stock by (i) each person whom we know to own beneficially more than 5% of our common stock; (ii) each director and nominee; (iii) the Chief Executive Officer and each of our other executive officers included in the Summary Compensation Table; and (iv) all of our current executive officers and directors as a group.

Name	Amount(1)	Percent of Common Stock Outstanding
Merrill Lynch & Co., Inc.(2)	24,788,569	6.8%
Mellon Financial Corporation(3)	22,255,262	6.1%
Fred D. Anderson(4)	58,000	*
Eric A. Benhamou(5)	8,649,045	2.4%
Gary T. DiCamillo(6)	56,610	*
James R. Long(6)	184,788	*
Raj Reddy(6)	54,000	*
Paul G. Yovovich(6)	1,118,079	*
Bruce L. Claflin(7)	5,729,456	1.6%
M. Irfan Ali(8)	755,452	*
Dennis Connors(9)	567,999	*
John F. McClelland(10)	1,067,076	*
Michael E. Rescoe(11)	725,843	*
All current directors and executive officers as a group (12 persons)(12)	18,106,755	5.2%

*
Less than 1%.

(1)
To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
Represents shares held by Merrill Lynch & Co., Inc. and affiliated persons based upon information reported on its Schedule 13G filed with the SEC on February 5, 2002.

(3)
Represents shares held by Mellon Financial Corporation and affiliated persons based upon information reported on its Schedule 13G filed with the SEC, on January 25, 2002.

(4)
Includes 19,875 shares subject to options that are exercisable within 60 days of the Record Date.

(5)
Includes 605,120 shares subject to options that are exercisable within 60 days of the Record Date.

(6)
Includes 19,875 shares subject to options that are exercisable within 60 days of the Record Date.

(7)
Includes 393,349 shares subject to options that are exercisable within 60 days of the Record Date. Also includes 190,000 unvested shares of restricted stock issued to Mr. Claflin under the 3Com Restricted Stock Plan and 124,594 shares of common stock held in the Bruce and Karen Claflin Family Trust, of which Bruce L. Claflin is a co-trustee.

(8)
Includes 124,611 shares subject to options that are exercisable within 60 days of the Record Date.

(9)
Includes 54,500 shares subject to options that are exercisable within 60 days of the Record Date.

(10)
Includes 58,631 shares subject to options that are exercisable within 60 days of the Record Date. Also includes 53,750 unvested shares of restricted stock issued to Mr. McClelland under the 3Com Restricted Stock Plan.

(11)
Includes 113,750 shares subject to options that are exercisable within 60 days of the Record Date. Also includes 2,500 unvested shares of restricted stock issued to Mr. Rescoe under the 3Com Restricted Stock Plan.

(12)
Includes 1,449,336 shares subject to options that are exercisable within 60 days of the Record Date.

ELECTION OF DIRECTORS

Our bylaws authorize the Board to fix the number of directors. The exact number of directors is currently fixed at eight. Our Board is divided into two classes, with the classes serving for staggered two-year terms. Class I currently has three (3) members and Class II currently has four (4) members. You may not vote for more than four nominees at the annual meeting. The four (4) Class II directors to be elected at the 2002 Annual Meeting are to be elected to hold office until the 2004 Annual Meeting and until their successors have been elected and qualified.

The Board's nominees as Class II directors are Messrs. Benhamou, DiCamillo, Long and Reddy. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the Board may designate. The Board has no knowledge that any nominee will be unwilling or unable to serve.

Vote Required

Directors will be elected by a plurality of the votes cast at the meeting. This means that the four (4) nominees receiving the highest number of votes will be elected as Class II directors. Votes withheld for any nominee will not be counted. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" MESSRS. BENHAMOU, DICAMILLO, LONG AND REDDY.

Nominees and Other Directors

The following table sets forth the name and age of each nominee and each director whose term of office will continue after the annual meeting, the principal occupation of each during the past five years and the period during which each has served as a director of 3Com. Each nominee currently serves as a director. There are no family relationships among any directors or executive officers.

Nominees for Election as Class II Directors for a Term Expiring in 2004

Name	Principal Occupation During Past Five Years	Age	Director Since
Eric A. Benhamou	Mr. Benhamou has been our Chairman of the Board since July 1994. Mr. Benhamou served as our Chief Executive Officer from September 1990 to January 2001 and President from April 1990 through August 1998. Mr. Benhamou is also Chairman of the Board and Chief Executive Officer of Palm, Inc. and Chairman of the Board of Cypress Semiconductor Corporation, and a director of Legato Systems, Inc. Mr. Benhamou is also a member of the President's Information Technology Advisory Council.	46	1990

Gary T. DiCamillo	Mr. DiCamillo is President and CEO of TAC Worldwide Companies, a large privately-held technical staffing company. Prior to that, Mr. DiCamillo was Chairman and Chief Executive Officer of Polaroid Corporation a position he held from 1995 through 2002. Prior to joining Polaroid, Mr. DiCamillo served as Group Vice President of the Black & Decker Corporation and President of its Worldwide Power Tools and Accessories business from 1993 to 1995. Mr. DiCamillo is a director of the Whirlpool Corporation, the Pella Corporation and the Sheridan Group.	51	2000
James R. Long	Mr. Long retired from his position as Executive Vice President of Nortel Networks, a global leader in telephony, data, wireless and wireline solutions for the Internet, on December 31, 1999, a position he held since 1994. Mr. Long also served as President of Enterprise Solutions of Nortel Networks from 1997 through 1999, President of Nortel World Trade, based in London and Hong Kong, from 1994 through 1997, and Senior Vice President of Nortel's Asia Pacific Division from 1992 to 1994. Mr. Long also is a director of NCR Corporation, Cypress Semiconductor Corporation and Symon Communications.	59	2000
Raj Reddy	Mr. Reddy is the Herbert A. Simon University Professor of Computer Science and Robotics in the School of Computer Science at Carnegie Mellon University ("CMU"), a position he has held since 1969. He served as dean of the School of Computer Science at CMU from 1991 to 1999. Mr. Reddy is co-chair of the President's Information Technology Advisory Committee.	65	2001
Incumbent Class I Directors serving for a term expiring 2003
Fred D. Anderson	Mr. Anderson currently serves as our Lead Outside Director. Mr. Anderson has been Executive Vice President and Chief Financial Officer of Apple Computers, Inc., a manufacturer of personal computers, since March 1996. Prior to that, Mr. Anderson was the Chief Financial Officer of Automatic Data Processing, Inc. ("ADP") from 1992 to 1996. Prior to joining ADP, Mr. Anderson held several domestic and international executive positions, including President and Chief Operating Officer, at MAI Systems Corporation. Mr. Anderson is also a member of the Financial Accounting Standards Advisory Council.	58	2001

Bruce L. Claflin
	Mr. Claflin has been our President and Chief Executive Officer since January 2001 and was our President and Chief Operating Officer from August 1998 to January 2001. Prior to joining us, Mr. Claflin worked for Digital Equipment Corporation ("DEC") from October 1995 to June 1998. From July 1997 to June 1998, he was Senior Vice President and General Manager, Sales and Marketing at DEC and prior to that he served as Vice President and General Manager of DEC's Personal Computer Business Unit from October 1995 to June 1997. Prior to October 1995, Mr. Claflin held a number of senior management and executive positions at International Business Machines Corporation ("IBM"). Mr. Claflin is also a director of Time Warner Telecom Inc.	50	2001
Paul G. Yovovich	Mr. Yovovich is President of Lake Capital, a private investment firm. Mr. Yovovich was a director of U.S. Robotics Corporation from 1991 until it was acquired by 3Com in June 1997. Mr. Yovovich served as President of Advance Ross Corporation, an international financial services company, from 1993 to 1996. Mr. Yovovich is also a director of APAC Customer Services, Inc.	48	1997

OUR CORPORATE GOVERNANCE PRINCIPLES

Role and Composition of the Board

Primary Functions of the Board.    The Board, which is elected by our stockholders, is the ultimate decision-making body of 3Com except for matters reserved to our stockholders. The Board oversees the conduct of our business by management and reviews our financial objectives and major corporate plans, strategies and actions. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors also participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer and provide input to our CEO for the evaluation and recruitment of our principal senior executives. Our corporate governance principles are set forth in our "Board Guidelines on Corporate Governance Issues," which are attached to this proxy statement as Exhibit A.

Leadership of the Board.    Our Board is led by our chairman of the board and by our lead outside director. With assistance from the Nominating and Governance Committee, our chairman appoints the lead outside director. Our chairman recommends to the Board candidates for director and board committee assignments. Our chairman and corporate secretary provide briefing materials to our directors prior to board meetings.

Lead Outside Director.    Our lead outside director serves as the focal point for outside directors to resolve conflicts with (or terminate) our CEO, cooperate with our CEO to resolve conflicts with (or terminate) outside directors, and coordinate feedback to our CEO on behalf of outside directors regarding business issues and board management. The lead outside director also serves as a special counsel to the CEO. Fred Anderson currently serves as our lead outside director.

Board Selection Process.    We recently established a Nominating and Governance Committee. This committee will assist the board, our chairman and our CEO in director selection, committee assignments and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee will make recommendations to the Board regarding director nominees, whether for the slate of nominees proposed by the Board to stockholders or nominees elected by the Board to fill vacancies. In addition, this committee will review director candidates submitted by stockholders. The Nominating and Governance Committee will recommend directors for committee appointments and committee chairs. The Nominating and Governance Committee will determine the effect of a director's change in employment status on such director's continued tenure on the 3Com Board.

Delegation to Committees.    It is our general policy that all major decisions should be approved by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of a publicly-owned company. Currently these committees are the Audit and Finance Committee, Compensation Committee, Nominating and Governance Committee and Technology Committee. Each of these committees has adopted a written charter (see Exhibits B, C and D), except for the Technology Committee. The Technology Committee was established to make recommendations to the Board of Directors regarding 3Com's long-term technology investments. The committee meets with the technology and engineering leaders from each of 3Com's operating units and reviews the financial, tactical or strategic benefits of selected projects in light of 3Com's overall technology strategy. The committee makes reports to the Board of Directors as appropriate.

Functioning of the Board

Board and Committee Meetings.    Board materials are provided to directors in advance of Board meetings to allow the directors to prepare for discussion at the meeting. The format of each Board meeting may include an executive session with the directors and chairman. In preparation for Board and committee meetings, our chairman and lead outside director consult with our CEO regarding the agenda and content and, with support from our secretary, distribute briefing materials to our directors for matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees.

Board Access to Senior Management.    Our directors have complete access to our executive committee. Our directors are to use judgment to ensure that contact with the executive committee would not be distracting to our business operation or management reporting structure. In addition, any written contact with the executive committee is to be copied to our CEO. Our Board encourages our CEO to bring into board meetings, managers who can provide additional insight into the matters being discussed or who have future potential that our CEO believes should be made visible to the Board.

Board and Committee Meetings

During the fiscal year ended May 31, 2002, our Board consisted of: Fred D. Anderson, Eric A. Benhamou, Bruce L. Claflin, Casey G. Cowell, James E. Cowie, Gary T. DiCamillo, David W. Dorman, Jean-Louis Gassee, Philip C. Kantz, James R. Long, Janice C. Peters, Raj Reddy and Paul G. Yovovich. As a part of a planned restructuring of the Board, Mr. Cowell resigned from the Board effective as of July 19, 2001, and Ms. Peters and Messrs. Cowie, Gassee, Kantz, and Zuendt each resigned from the Board effective as of September 20, 2001. Mr. Dorman resigned from the Board effective as of January 18, 2002. As of May 31, 2002, our Board consisted of Messrs. Anderson, Benhamou, Claflin, DiCamillo, Long, Reddy and Yovovich.

In fiscal 2002, our Board of Directors held six meetings. We currently have an Audit and Finance Committee, a Compensation Committee, a Nominating and Governance Committee, and a Technology Committee. The Audit and Finance, Compensation, and Nominating and Governance committees consist of only outside Directors.

Our Audit and Finance Committee met eight times in fiscal 2002. The Audit and Finance Committee makes recommendations to the Board regarding the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. At the beginning of fiscal 2002, Messrs. Anderson, Cowie, Dorman and Zuendt constituted the Audit and Finance Committee. Upon the resignation from the Board of Messrs. Cowie and Zuendt on September 20, 2001, Mr. Long was appointed to the Audit and Finance Committee. Upon the resignation of Mr. Dorman from the Board on January 18, 2001, Mr. DiCamillo was appointed to the Audit and Finance Committee. As of the end of fiscal 2002, the Audit and Finance Committee consisted of Messrs. Anderson, DiCamillo and Long. Our Audit and Finance Committee operates under a written charter, which is attached to this proxy statement as Exhibit B. For additional information concerning the Audit and Finance Committee, see "REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS."

Our Compensation Committee met six times in fiscal 2002. The Compensation Committee reviews salaries and other compensation arrangements for our officers and other key employees, reviews the administration of our stock option and stock purchase plans, and advises the Board on general aspects of our compensation and benefit policies. At the beginning of fiscal 2002, Messrs. Yovovich and Kantz constituted the Compensation Committee. Upon the resignation of Mr. Kantz from the Board on September 20, 2001, Mr. DiCamillo was appointed to the Compensation Committee. As of the end of fiscal 2002, the Compensation Committee consisted of Messrs. DiCamillo and Yovovich. Our Compensation Committee operates under a written charter, which is attached to this proxy statement as Exhibit C. For additional information concerning the Compensation Committee, see "REPORT OF THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

Our Nominating and Governance Committee was established by the Board on July 18, 2002. The mission of the Nominating and Governance Committee is to focus on the broad range of issues surrounding the composition and operation of the Board. The Nominating and Governance Committee will assist the Board, the Chairman of the Board and the CEO in director selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The members of the Nominating and Corporate Governance Committee will be designated by subsequent action of the Board. The Nominating and Corporate Governance Committee will consider nominees recommended by any stockholder entitled to vote in the election of directors. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described at the end of this proxy statement. The nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of common stock held by the nominee; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the nominee to serve as a director of 3Com, if elected. The Nominating and Governance Committee operates under a written charter, which is attached to this proxy statement as Exhibit D.

Our Technology Committee held four regular quarterly meetings in fiscal 2002. The Technology Committee consists of Messrs. Benhamou, Claflin and Reddy.

All directors, except Mr. Dorman and Ms. Peters, attended more than 75% of the total number of meetings of the Board and committees on which they served during fiscal 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table contains information concerning the compensation of our (i) Chief Executive Officer, and (ii) four other most highly compensated executive officers (based on salary plus bonus for fiscal 2002) who were serving as executive officers at the end of fiscal 2002:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Award
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($)		Restricted Stock Awards ($)(1)		Securities Underlying Options (#)(2)	Other Compensation ($)(3)
Bruce L. Claflin President and Chief Executive Officer	2002 2001 2000	781,250 687,500 650,000	210,375 403,469 444,795	27,000 27,065 —	(4) (4)	772,500 803,130 —	(5) (7)	840,000 2,421,467 1,137,482	7,812 5,584 8,016	(6)
M. Irfan Ali President, CommWorks Corporation	2002 2001 2000	385,417 359,375 300,000	34,210 124,735 134,306	— — —		231,750 — —	(5)	230,000 486,376 247,061	6,053 5,199 4,857	(8)
Dennis Connors President, Business Connectivity Company	2002 2001 2000	397,917 350,000 190,909	123,000 107,187 81,845	158,653 170,396 303,383	(9) (9) (12)	247,200 — —	(5)	305,000 249,376 561,151	5,471 5,261 2,335	(10) (11) (13)
John F. McClelland President, Business Networks Company(14)	2002 2001 2000	508,653 478,873 457,601	122,458 342,569 102,407	164,628 114,413 121,942	(15) (16) (17)	339,900 — —	(5)	230,000 510,512 362,902	64,900 80,864 73,596
Michael E. Rescoe Senior Vice President, Finance & Planning, and Chief Financial Officer(18)	2002 2001 2000	500,000 499,999 43,751	77,250 177,563 18,750	— — 100,000	(21)	309,000 197,188 —	(5) (20)	230,000 473,324 724,065	2,090 — —	(19)

(1)
As of May 31, 2002, there were 747,000 shares of our restricted stock outstanding with an aggregate value of $4,153,320. All such shares were subject to a right of repurchase by 3Com. We do not presently plan to pay any dividends on shares of our restricted stock.

(2)
The number of shares underlying options granted is shown on a post-Palm Distribution Adjustment (defined below) basis. On July 27, 2000, we completed the distribution of Palm, Inc. common stock held by us to our stockholders. Each eligible share of outstanding 3Com common stock received 1.483 shares of Palm common stock. As a result of the Palm Distribution, the number of shares of our common stock subject to options was adjusted by multiplying the pre-Palm Distribution number by 4.827 and the exercise price per share was adjusted by dividing the pre-Palm Distribution exercise price by 4.827 (the "Palm Distribution Adjustment").

(3)
Represents the value of our matching contribution under our 401(k) plan (or the equivalent pension plan for residents of the United Kingdom). Under the 401(k) plan, we match 50% of each dollar contributed by the employee up to a maximum of 6% of target income.

(4)
Represents term life insurance premiums provided for under Mr. Claflin's employment agreement. The beneficiary under the policy is Bruce L. and Karen C. Claflin Family Trust UDT and the policy is for a term of five years.

(5)
The restricted stock fully vested as of May 31, 2002, due to the attainment of specified performance-based milestones.

(6)
Represents $3,071 in group term life insurance premiums and $4,741 in 401(k) matching payments.

(7)
Represents the value of 100,000 shares of restricted stock received by Mr. Claflin on December 22, 2000 based on the closing price on the date of grant of $8.0312 per share. The restricted stock vests in four equal annual installments, provided that Mr. Claflin continues to be employed by us.

(8)
Represents $779 in group term life insurance premiums and $5,274 in 401(k) matching payments.

(9)
Represents money paid by us on Mr. Connors' behalf for expenses related to transportation and rent, as well as applicable taxes owed.

(10)
Represents $1,344 in group term life insurance premiums and $4,127 in 401(k) matching payments.

(11)
Represents $1,121 in group term life insurance premiums and $4,140 in 401(k) matching payments.

(12)
Represents a signing bonus of $250,000 and the payment of relocation expenses in the amount of $53,383.

(13)
Represents $585 in group term life insurance premiums and $1,750 in 401(k) matching payments.

(14)
Mr. McClelland joined 3Com on April 8, 1999. Mr. McClelland is a resident of the United Kingdom and is paid in British pounds sterling. For purposes of this table, his compensation was converted to United States Dollars using an average exchange rate of US$1.47 for each pound sterling.

(15)
Consists of (i) $164,628, which represents the forgiveness of 25% of a loan made by 3Com to Mr. McClelland (see below) plus imputed taxes and a "gross up" amount to pay for such taxes, and (ii) $18,046, which represents the value of our car allowance to Mr. McClelland that is a customary part of our UK employee compensation packages. Under the terms of a Promissory Note and a Debt Forgiveness and Bonus Agreement between Mr. McClelland and 3Com made at the time of his employment, we loaned a principal amount of $285,180 to Mr. McClelland. Under the terms of the Promissory Note and the Debt Forgiveness and Bonus Agreement, (i) the loan is not interest bearing, (ii) 3Com will "gross up" the loan to take into account any imputed taxes (since the loan is not interest bearing) and (iii) the total debt will be forgiven 25% per year that Mr. McClelland remains employed with us.

(16)
Consists of (i) $96,367, which represents the forgiveness of 25% of a loan made by us to Mr. McClelland plus imputed taxes and a "gross up" amount to pay for such taxes (see Footnote 15 above), and (ii) $18,046, which represents the value of our car allowance to Mr. McClelland.

(17)
Consists of (i) $103,896, which represents the forgiveness of 25% of a loan made by us to Mr. McClelland plus imputed taxes and a "gross up" amount to pay for such taxes (see Footnote 15 above), and (ii) $18,046, which represents the value of our car allowance to Mr. McClelland.

(18)
Mr. Rescoe joined 3Com on April 28, 2000.

(19)
Represents group term life insurance premiums.

(20)
Represents the value of 5,000 shares of restricted stock received by Mr. Rescoe on April 28, 2000 based on the closing price on the date of grant of $39.44 per share. The restricted stock vests in four equal annual increments, provided that Mr. Rescoe continues to be employed by us. Each share of restricted stock held by Mr. Rescoe also received 1.483 shares of Palm common stock in the Palm Distribution, which vest on the same schedule as our restricted stock.

(21)
Mr. Rescoe received a signing bonus of $100,000 upon his employment with us.

The following table provides information concerning grants of options to purchase our common stock made during fiscal 2002 to the executive officers listed in the Summary Compensation Table:

OPTION GRANTS IN FISCAL 2002

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal 2002
				Exercise Price per Share ($/SH)(3)
Name						Expiration Date
							5% ($)		10% ($)
Bruce L. Claflin	840,000(1)		3.4		$5.15	06/11/11		$2,720,598		$6,894,530
M. Irfan Ali	230,000(1)		*		$5.15	06/11/11		$744,926		$1,887,788
Dennis Connors	230,000(1 75,000(2	) )	* *	$ $	5.15 5.77	06/11/11 12/20/11	$ $	744,926 272,154	$ $	1,887,788 689,692
John F. McClelland	230,000(1)		*		$5.15	06/11/11		$744,926		$1,887,788
Michael E. Rescoe	230,000(1)		*		$5.15	06/11/11		$744,926		$1,887,788

*
Less than 1%

(1)
Options listed above are subject to the terms of our 1983 Stock Option Plan (the "1983 Option Plan"). These options vest and become exercisable in two equal annual installments on the anniversary of the date of grant, provided the optionee continues to be an employee of 3Com. The options have a term of 10 years from the date of grant.

(2)
This option is subject to the terms of our 1983 Option Plan. The option vests and becomes exercisable in four equal annual increments on the anniversary of the date of grant, provided the optionee continues to be an employee of 3Com. The option has a term of 10 years from the date of grant.

(3)
All options were granted at an exercise price equal to the closing price of our common stock on the date of grant.

(4)
Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on the SEC rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holder's continued employment through the vesting period.

The following table provides information concerning option exercises during fiscal 2002 and the exercisable and unexercisable options held as of May 31, 2002, by the executive officers listed in the Summary Compensation Table:

AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 5/31/02(#)		Value of Unexercised In-The-Money Options at 5/31/02($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce L. Claflin	0	0	3,505,219	4,154,066	28,537	372,407
M. Irfan Ali	0	0	392,955	750,291	23,840	111,275
Dennis Connors	0	0	342,919	772,608	0	94,300
John F. McClelland	0	0	711,663	753,784	217,374	187,040
Michael E. Rescoe	0	0	480,364	947,025	0	94,300

(1)
Based on $5.5600 per share, the closing sale price of our common stock on May 31, 2002 as reported by the Nasdaq National Market.

Employment, Severance and Change-of-Control Arrangements

Management Retention Agreements.    It is our practice to enter into Management Retention Agreements ("Retention Agreements") with our senior executive officers. Under the terms of the Retention Agreement with each of these executive officers, following a qualifying event involving a disposition or upon a Change of Control (as described below) and upon the signing of a complete release of all claims, such executive officer will receive (i) a lump sum payment equal to 100% of such executive officer's annual compensation (200% for the Chief Executive Officer) or, for such officers who are executives of the Company's independent businesses, 100% of annual base salary plus target bonus based on reaching 100% of target; (ii) continued coverage of employee benefits until the earlier of two years from the date of termination or when such executive officer receives comparable benefits from another employer; (iii) a bonus payment equal to the pro-rata share of that year's target bonus; and (iv) the full acceleration of stock options (and full acceleration of restricted stock grants for the Chief Executive Officer). Our Chief Executive Officer would be entitled to receive the foregoing benefits upon a Change of Control. Our Chief Financial Officer would be entitled to receive the foregoing benefits if our Chief Financial Officer terminates employment within three months following a disposition, if our Chief Financial Officer's duties or responsibilities are materially diminished, or if our Financial Officer is terminated involuntarily other than for cause, death or disability within twelve months of a Change of Control. Our Senior Vice President of Human Resources, our Senior Vice President, General Counsel and Secretary, and our Vice President of Corporate Branding & Communications would be entitled to receive the foregoing benefits if such officer is terminated within the twelve months following a Change of Control or if such officer voluntarily terminates for good reason. Each executive officer who is an executive of an independent business of 3Com is entitled to receive the foregoing benefits, if, within twelve months of a Change of Control, such officer is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason. "Good Reason" under the Retention Agreements includes material reductions in duties, title, authority or responsibility (provided that such a reduction occurs solely by virtue of consummation of or following the Change of Control or disposition), reduction of base salary, material reduction in aggregate level of employee benefits, relocation or constructive termination.

In all of the Retention Agreements, if the officer's employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under our then existing severance or benefit plans or pursuant to any other written agreement. For our Chief Executive Officer, Senior Vice President of Human Resources, Senior Vice President, General

Counsel and Secretary and Vice President of Corporate Branding & Communications, if the benefits provided under the Retention Agreements constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such officers shall receive (i) a payment sufficient to pay such excise tax and (ii) an additional payment sufficient to pay the taxes arising as a result of such payment.

As defined in the Retention Agreements for executives not associated with one of our independent businesses, a "Change of Control" means: (i) the acquisition by any person of 50% or more of the total voting power of our then outstanding securities; (ii) the consummation of the sale or disposition of all or substantially all of company assets; (iii) the consummation of a merger or consolidation of us where the outstanding securities immediately prior thereto no longer represent at least 50% of the voting power immediately after such merger or consolidation; (iv) a change in the composition of the Board during any two consecutive years, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office not in connection with a transaction described in (i) through (iii) above. For the Chief Executive Officer, "Change of Control" also occurs three months after a disposition of two of the three independent businesses. For executives primarily associated with one of our independent businesses, "Change of Control" means the sale or disposition, other than a spin-off or similar transaction, to third parties of all or substantially all of that executive's business unit.

Acceleration under Option Plans.    Options granted under the 1994 Option Plan contain provisions pursuant to which outstanding options must either become fully vested and immediately exercisable prior to a "transfer of control" transaction or must be assumed in the transaction, and all unexercised options terminate to the extent they are not assumed upon such "transfer of control" as defined under the 1994 Option Plan. For purposes of the 1994 Option Plan, a transfer of control is a change in ownership in which our stockholders immediately prior to the ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after the ownership change.

Options granted under the 1983 Option Plan and the 1994 Option Plan have their vesting accelerated as to 50% of the unvested shares subject thereto if an executive or employee optionee is terminated without cause within 12 months after a "transfer of control" transaction.

Options granted under the 3Com Corporation Director Stock Option Plan (the "Director Plan") contain provisions pursuant to which all outstanding options granted under the Director Plan will become fully vested and immediately exercisable upon a merger or acquisition of us where we are not the survivor, or upon the sale of substantially all of our assets.

Severance Plan for Section 16(b) Officers.    In April 2001, the Board approved a severance plan covering our Section 16(b) officers. The severance plan provides for:

  •
  Severance amount equal to one year's base salary and target bonus;

  •
  Accelerated vesting of all outstanding options by one year;

  •
  COBRA benefits for a period of one year; and

  •
  Extension of exercise period for all vested and unexercised options to a one-year period following termination.

Employment Agreement with Bruce Claflin.    We entered into an at-will employment agreement with Mr. Claflin on January 1, 2001 concurrent with Mr. Claflin's promotion to Chief Executive Officer. This employment agreement provided for:

  •
  An initial base salary of $750,000 per annum, plus a target bonus of 100% of base salary based on performance criteria set by our Compensation Committee. The Compensation Committee has

    discretion to vary the base salary and target bonus based on performance, competitive data and achievement levels;

  •
  An option, vesting as to 25% of the shares subject to the option on the anniversary of the date of grant each year over a period of four years, to purchase one million shares of our common stock at the fair market value on the date of the employment agreement and with full acceleration of vesting in the event of a change of control;

  •
  100,000 shares of restricted stock, vesting as to 25% of the shares subject to the right of our repurchase on the anniversary of the date of grant each year over a period of four years and with full acceleration of vesting in the event of a change in control;

  •
  $20,000,000 term life insurance policy benefiting Mr. Claflin's family with premiums paid by us; and

  •
  Severance benefits of two years' base salary and target bonus, 50% vesting of any unvested stock options and restricted stock and 18 months of continued benefits if Mr. Claflin is terminated without cause or if Mr. Claflin voluntarily terminates his employment for good reason as defined in the employment agreement.

Compensation of Directors

Directors who are not 3Com employees received an annual retainer during fiscal 2002 as follows: lead director of the Board $35,000; committee members $30,000 each; other directors $25,000 each; plus reimbursement of travel expenses for members of the Board who reside outside of the local area.

Outside directors receive options to purchase common stock pursuant to the Director Plan. The Director Plan provides for the initial grant of an option to purchase shares of our common stock to each of our directors who is not a 3Com employee ("Outside Director"), with a maximum of 120,000 shares to be subject to each such option (or 160,000 shares for the "lead" director). For continuing directors, an annual renewal grant is made effective with each regularly scheduled company annual stockholder meeting, subject to the same share limits described for initial grants. In addition, each Outside Director is granted an option to purchase shares of our common stock upon becoming a member of a Board committee, with a maximum of 48,000 shares to be subject to each such option. The actual number of shares to be subject to the options granted for Board of Directors and committee service is established by the administrator of the Director Plan. All options granted have a ten-year term, and the initial grant vests 25% on each anniversary date of the grant and the annual renewal grant vests over two years with the first 50% vesting one year after grant and the remaining 50% vesting two years after grant (subject to 3Com's right to repurchase any unvested shares) as long as the option holder continues to serve on the Board or a committee. During fiscal 2002, options were granted under the Director Plan for the following number of shares and at the per share exercise prices shown: Mr. Anderson–39,750 shares at $3.79 per share; Mr. DiCamillo–39,750 shares at $3.79 per share; Mr. Dorman–54,500 shares at $3.79 per share; Mr. Long–39,750 shares at $3.79 per share; Mr. Reddy–39,750 shares at $3.79 per share, 79,500 shares at $10.13 per share and 26,500 at $18.00 per share; and Mr. Yovovich–39,750 shares at $3.79 per share. The foregoing number of shares subject to options and per share exercise price are shown on a post-Palm Distribution Adjustment basis.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports with the SEC. These persons are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

Based on our review of reports furnished to us and written representations from our directors and executive officers, we believe that all filing requirements were complied with in a timely manner during fiscal 2002 except as follows:

John McClelland filed one late Form 4 related to one transaction and Michael Rescoe filed one late Form 4 for a transaction during fiscal 2002 that was eligible for deferred reporting in fiscal 2001.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee during fiscal 2002 consisted of Messrs. Yovovich and Kantz, and upon the resignation of Mr. Kantz, Mr. DiCamillo, none of whom is or has been an officer or employee of 3Com. No interlocking relationship existed during fiscal 2002 between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Related-Party Transactions

In February 2001 and May 2001, 3Com purchased shares of preferred stock of Intransa, Inc. for $95,000 and $1,900,000, respectively. Mr. Benhamou, our Chairman of the Board, invested $100,000 in Intransa in May 2000. 3Com previously licensed certain technology to Intransa in exchange for a minority interest. Mr. Benhamou is a director of Intransa and has also received options to purchase shares of Intransa as compensation for his service as a director.

In February 2000, January 2001 and December 2001, 3Com purchased shares of preferred stock of Atrica, Inc. for $100,000, $4,780,000 and $4,000,000, respectively. Mr. Benhamou, our Chairman of the Board, invested $250,000 in January 2001 and $750,000 in December 2001 in Atrica. 3Com previously licensed certain technology to Atrica in exchange for a minority interest. Mr. Benhamou is a director of Atrica.

Except as described above or otherwise described under "Executive Compensation," there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director or 5% beneficial owner of our common stock, or members of the immediate family of them, had or will have a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of 3Com is an executive officer or of which a director of 3Com owns equity interest in excess of 10%, involving payment for property or services in excess of 5% of our consolidated gross revenues for fiscal 2002.

3COM CORPORATION

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors determines compensation for the chief executive officer, reviews and makes recommendations regarding pay programs for Section 16(b) executive officers and supervises the administration of the Company's equity plans for executives and all employees. The Committee is composed of two outside directors, neither of whom is an employee or former employee of the Company.

Executive Compensation Philosophy and Objectives

3Com's executive compensation philosophy seeks to provide a meaningful total compensation opportunity to each executive with a large portion of the package variable and aligned with shareholder value creation. Consequently, it is intended that 3Com executives may realize significant incentive value when 3Com shareholders receive significant gains. 3Com's executive compensation programs are designed to:

  •
  attract, retain and motivate highly qualified executives;

  •
  align executive compensation with shareholder value creation; and

  •
  ensure that rewards are commensurate with performance.

The Committee annually reviews the Company's executive compensation programs and policies in light of the above philosophy, as well as changes and trends in the external marketplace. The Committee retains the services of a leading compensation consulting firm to advise on pay levels and mix, incentive plan design, and performance measurement. To assess market pay levels and mix, the Committee relies upon published survey and publicly-disclosed compensation data for executives with comparable responsibilities at other high-technology companies of comparable size and business focus. In addition, the Committee reviews 3Com's incentive plan designs and performance linkage to ensure that programs continue to support the Company's strategic and operational goals.

Components of Compensation

Executive compensation at 3Com consists primarily of base salary, a cash incentive opportunity, and equity-based incentives consisting primarily of stock options as well as restricted stock.

Base Salary

3Com targets executives' base salaries at the median-to-60th percentile of the competitive market. In determining each executive officer's base salary, the Committee considers competitive market data for similar positions at high-technology companies, individual responsibilities and performance, and internal equity within 3Com. In fiscal 2002, executive salary reviews were deferred from June to December and for fiscal 2003 the salary review will occur in December.

Executive Bonus

3Com's Executive Bonus Plan rewards executives for the attainment of key Company goals. The CEO's target bonus opportunity is 100% of annual base salary, while the target bonus opportunities for other executive officers range from 50% to 60% of annual base salary. If bonuses are awarded in fiscal 2003, the cash payment will be made in January and July.

For fiscal 2002, bonus payments for all executive officers were contingent upon achievement of operating unit contribution margin, corporate operating income and pro forma net income goals. Potential payments for fiscal 2002 ranged from zero to 200% of target, based on performance. 3Com operated in a loss position throughout fiscal 2002; however, financial performance improved dramatically over the course of the fiscal year. As a result, for the first half of fiscal year 2002, executive bonuses were less than 4% of target. With improving performance and attainment of a pro forma net income objective by the end of the fourth quarter, the second half bonuses averaged 53% of target, bringing the average percent of bonus target paid to 28% for all of fiscal 2002.

For fiscal 2003, bonus payments will be based principally on operating profit measures as well as revenue targets at the corporate and operating unit levels.

Equity Incentives

Executive officers' pay mix emphasizes equity incentives. Consequently, equity compensation for 3Com's executives is normally targeted at the 65th percentile of the competitive market. Executive equity grants are determined by reviewing a composite set of data including Black-Scholes estimates of disclosed grants made by comparable companies, third-party survey data, internal relationships, and potential incremental dilution. The Committee believes that equity compensation should be emphasized because it is most directly linked to shareholders' interests. The Company's equity incentives have been primarily in the form of stock options, with restricted stock used on a more limited basis. Stock options are issued at an exercise price of fair market value on the date of grant. Because of special retention issues associated with a year focused on restructuring and business recovery, options granted in fiscal 2002 vest ratably over a two-year period, which is an exception from the normal four-year vesting of options granted under the Company's plan. The options we issue become valuable and exercisable only if the executive officer continues to work at 3Com and the stock price subsequently increases.

For fiscal 2003, the Company granted stock options and performance-accelerated restricted stock to executives. While the aggregate number of shares granted to executives increased, the total grant value of executive long-term incentives, measured on a Black-Scholes basis, is below the Company's targeted positioning. Stock option grants made in fiscal year 2003 will vest ratably over four years and the restricted stock grants will vest in their entirety after four years with the potential for accelerated vesting upon the achievement of certain financial goals during fiscal 2003.

3Com encourages all employees, including executives, to participate in stock ownership through the tax-qualified Employee Stock Purchase Plan (ESPP). The plan, within I.R.S. limits, gives employees the opportunity to purchase 3Com stock with up to 10% of their base salary and bonuses which in turn permits employees and executives to increase their ownership in the Company and profit as the value of 3Com stock increases.

CEO Compensation

The Chief Executive Officer's salary, bonus and equity grants follow the policies set forth above. In determining Mr. Claflin's compensation package, the Committee considered compensation practices at companies similar in size and complexity to 3Com. The annual base salary for Mr. Claflin was increased from $750,000 to $825,000 effective January 1, 2002. This 10% increase was based upon market data and Mr. Claflin's strong progress in leading the restructuring of the Company. Mr. Claflin's salary remains below the 60th percentile target established by the Compensation Committee through marketplace data. Mr. Claflin's bonus opportunity ranges from zero to 200% with his target bonus set at 100% of salary. For fiscal 2002, Mr. Claflin earned and received a cash bonus of $210,375, or 25.5% of his target bonus. In terms of equity for fiscal 2002, Mr. Claflin was awarded stock option and restricted stock grants of 840,000 and 150,000 shares, respectively. Both the fiscal 2002 and fiscal 2003 equity grants fall below the median equity level of CEOs in 3Com's peer group.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation of more than $1 million paid to the corporation's CEO and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Committee has reviewed 3Com's Executive Bonus Program and has weighed the benefits of compliance against the burdens. While the Committee's intent is to maximize the deductibility of executive compensation to the extent reasonable, the Committee has chosen not to qualify the Executive Bonus Plan or the Restricted Stock Plan at this time in order to maintain flexibility. The Committee believes that any loss of deductibility will not be material to the Company's results and that the burdens of compliance outweigh the benefits. 3Com's stock option plans, however, are designed to comply with Section 162(m), so stock option grants under the plans are generally tax deductible upon exercise.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Paul G. Yovovich and Gary T. DiCamillo

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2002, the Audit and Finance Committee periodically:

  •
  reviewed the unaudited and audited financial statements with management and our independent auditors, Deloitte & Touche LLP;
  •
  discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Deloitte & Touche;
  •
  reviewed the Company's financial controls and financial reporting process; and
  •
  reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Audit and Finance Committee also reviewed with Deloitte & Touche, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, Deloitte & Touche's judgment as to the quality, and not just the acceptability, of our accounting principles as applied in our financial reporting and such other matters as are required to be discussed with the Audit and Finance Committee under generally accepted accounting principles. The Audit and Finance Committee periodically met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of the our financial reporting.

In addition, the Audit and Finance Committee discussed with Deloitte & Touche the independence of Deloitte & Touche from us and our management. The Audit and Finance Committee received from Deloitte & Touche the written disclosures required by the Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche any matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit and Finance Committee also considered the compatibility of Deloitte & Touche's non-audit services (principally tax advisory services) with the standards for auditors' independence. The Audit and Finance Committee discussed with Deloitte & Touche the overall scope and plans for their audit.

Each of the directors who serves on the Audit and Finance Committee is "independent" for purposes of the rules of the Nasdaq Stock Market and meets the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Audit and Finance Committee updated and revised its charter in fiscal 2002. The current Audit and Finance Committee Charter is attached as Exhibit B. During fiscal 2002, the Audit and Finance Committee met eight times.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2002. The Audit and Finance Committee also recommended to the Board, subject to stockholder approval, the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending May 30, 2003.

AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Fred D. Anderson
Gary T. DiCamillo
James R. Long

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Networking Equipment Index and our Peer Group (1) for the period commencing on May 31, 1997 and ending on May 31, 2002 (fiscal year end)(2).

DATA POINTS FOR PERFORMANCE GRAPH

	May 31,
	1997	1998	1999	2000	2001	2002
3Com	100	52.32	56.31	86.21	20.47	20.47
S&P 500	100	130.68	158.16	174.73	156.29	134.65
S&P Networking Equipment	100	123.91	249.90	515.52	181.65	146.72
Peer Group	100	133.89	221.89	428.81	143.62	114.55

(1)
Our peer group consists of Agere Systems, Inc., Avaya, Inc., Cisco Systems, Inc., Enterasys Networks, Inc., Extreme Networks, Inc., Foundry Networks, Inc., Intel Corporation, Lucent Technologies, Inc., Nortel Networks Corporation, and Sonus Networks, Inc.

(2)
Assumes that $100.00 was invested on May 31, 1997 in our common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. On July 27, 2000, the Palm Distribution was made. The distribution of the Palm shares to our shareholders is treated as a special dividend for purposes of calculating shareholder return. It is assumed that the shares of Palm received in the Palm Distribution were sold at the when-issued closing market price on July 27, 2000 and all of the proceeds were reinvested in shares of our common stock at the when-issued closing market price on the same date. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Deloitte & Touche LLP as our independent public accountants for the fiscal year ending May 30, 2003. Deloitte & Touche LLP has acted in this capacity since its appointment in 1980. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of our annual financial statements for the fiscal year ended May 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $1,400,000.

Financial Information Systems Design And Implementation Fees

Deloitte & Touche did not perform any information technology services relating to financial information systems design and implementation for the fiscal year ended May 31, 2002.

All Other Fees

The other fees billed by Deloitte & Touche for services rendered to us for the fiscal year ended May 31, 2002 were $978,000 including audit-related services of approximately $869,000 and non-audit services of $109,000. Audit-related services include foreign statutory audits and stand-alone audit related work. The Audit and Finance Committee considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of Deloitte & Touche LLP as our independent public accountants.

Vote Required

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote "against" this proposal, and broker non-votes will have no effect on the outcome of the vote. If our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent public accountants, the Board will reconsider such appointment. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 30, 2003.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals that are intended for inclusion in our proxy statement relating to the 2003 Annual Meeting of Stockholders must be received at our offices at 5400 Bayfront Plaza, Santa Clara, California 95052-8145, no later than April 15, 2003 and must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting.

If a stockholder wishes to present a proposal at our 2003 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to June 26, 2003, which is the deadline determined in accordance with our bylaws. If a stockholder gives notice of such a proposal after the bylaw deadline, the stockholder will not be permitted to present the proposal at the meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us not later than 90 days prior to the next annual meeting (under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting). As to each proposed matter, the notice must include the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our stock that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,
Mark D. Michael Secretary

August 13, 2002

Exhibit A

3Com Board Guidelines on Corporate Governance Issues

1.    Primary Functions of the Board of Directors.    The business and affairs of the corporation shall be under the direction of the board. This includes overseeing the conduct of the corporation's business by management and review of the corporation's financial objectives and major corporate plans, strategies and actions. 3Com directors are expected to promote the best interests of shareholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable laws and regulations, and maintenance of accounting, financial or other controls. Directors will participate in the selection, evaluation and, where appropriate, replacement of the Chief Executive Officer and will provide input to the CEO for the evaluation, as well as the recruitment, of the principal senior executives of the corporation.

2.    Authorization Guidelines.    Consistent with the board's power to delegate management of the day-to-day operation of the corporation's business, the board shall exercise business judgment in establishing and revising guidelines for authorization of expenditures or other corporate actions, and these will periodically be reviewed with management.

3.    Board Access to Senior Management.    Directors have complete access to 3Com's executive committee. As a courtesy, directors will use judgment to ensure that such contact would not be distracting to the business operation, or management reporting structure of the corporation and any such contact in writing shall be copied to the CEO. The board encourages the CEO, from time to time, to bring managers into board meetings who can provide additional insight into the items being discussed or who have future potential that the CEO believes should be made visible to the board.

4.    Leadership of the Board.    The leadership of the board shall include a chairman of the board and a lead outside director. The Chairman shall appoint a lead outside director. The Chairman shall exercise initiative in recommending to the board candidates for directorships and board committee assignments. The Chairman and Secretary shall disseminate to directors on a timely basis briefing materials to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. The Nominating and Governing Committee, pursuant to its committee charter, shall evaluate board effectiveness and recommend best practices with respect to board governance.

The board endorses the role of a lead outside director, to be appointed by the Chairman. The lead outside director shall serve as the focal point for outside directors regarding resolving conflicts with or terminating the CEO, cooperating with the CEO in resolving conflicts with or terminating outside directors, and coordinating feedback to the CEO on behalf of outside directors regarding business issues and board management. The lead outside director will also serve as a special counsel to the CEO.

5.    Charters of Standing Committees.    The current committee structure of the corporation includes the following committees: Audit and Finance, Compensation, a Nominating and Governance committee, and Technology. The charters of each standing committee will be reviewed periodically with a view to delegating committees with the authority of the board concerning specified matters appropriate to such committee. Such authority will be set forth in board resolutions or bylaws pertaining to the charters of board committees.

6.    Board Selection Process.    It is expected that all directors will be alert to potential board candidates with appropriate skills and characteristics and communicate information regarding board selection matters to the Nominating and Governance Committee. The Nominating and Governance Committee shall exercise initiative in recommending to the board candidates for directorships and board committee assignments. The board endorses the value of seeking qualified directors from diverse backgrounds otherwise relevant to the corporation's mission, strategy and business operations and perceived needs of the board at a given time.

A-1

7.    Director's Term of Office.    Directors are elected to hold office for term of two years. As an alternative to term limits, the Chairman and lead director will review each director's continuation on the board at the conclusion of each two-year term. This will also allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the board.

8.    Board and Committee Meetings.    In preparation for meetings of the board and its committees, the Chairman will consult with the CEO regarding the agenda and content and with support from the Secretary shall disseminate to directors on a timely basis briefing materials regarding matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. On those occasions in which the subject matter is too sensitive to put on paper, the presentation will be discussed at the meeting. Presentations to the board may rely on directors having reviewed and digested information set forth in the briefing materials, thus allowing more time for discussion, clarification, and feedback.

Consistent with authorization guidelines and committee charters, day-to-day operational matters, routine administrative items and matters specified in standing committee charters shall be acted upon either by management or a board committee, as reflected in normal management or committee reports to the board. The format of each board meeting may include executive session with the directors and Chairman. Adequate time will be scheduled for completion of matters placed on the agenda of each meeting, including an annual off-site meeting of the board to review long-term strategy.

July 18, 2002

A-2

Exhibit B

Audit and Finance Committee Charter

I.    Purpose and Authority.    The Audit Committee is established to assist the Board of Directors of 3Com Corporation in fulfilling its oversight responsibilities for the integrity of the Company's financial reporting process, system of internal controls over financial reporting, audit process, and process for monitoring compliance with laws and regulations and 3Com's Code of Conduct. The Committee provides an open avenue of communication between financial management, internal auditors, external auditors and the Board.

II.    Composition.    The Committee will consist of at least three members of the Board. The Board will appoint Committee members. Committee members shall meet the independence and experience requirements as required by the NASDAQ Marketplace Rules. Each member shall be financially literate and at least one member will have accounting or related financial management expertise.

III.    Meetings.    The Committee will meet at least four times a year, with authority to convene additional meetings as circumstances require. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information. It will hold private meetings with the internal and external auditors, and executive sessions.

IV.    Responsibilities.    The Committee is authorized to carry out responsibilities in the following areas:

  A. Financial

  (1)    Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the Company's financial statements.

  (2)  Review critical accounting policies and any major accounting policy changes.

  (3)  Review with management and the external auditors the Company's quarterly press release regarding results of operations and financial statements before filing of its report on Form 10-Q and Form 10-K, including the results of the external auditors' reviews of the quarterly financial statements.

  (4)  Review with management and the auditors the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company's financial statements.

  (5)  Review any unusual methods of acquiring or holding interests in other entities.

  (6)  Review with management and the external auditors significant financial reporting issues and judgments made in connection with the Company's financial statements, including the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statements on Auditing Standards No. 50 letters.

  (7)  Review periodically the capital structure of the Company and to the extent deemed necessary, recommend to the Board transactions or alterations of the capital structure of the Company.

  (8)  Review and recommend to the Board changes in the Company's treasury resolutions and expenditure authorizations.

  (9)  Periodically meet with management on matters pertaining to the Company's investment practices for foreign exchange, investments, and derivatives.

  B. Internal Controls

  (1)  Consider and review with management, the external auditor and the director of internal audit the effectiveness of the Company's internal controls over annual and interim financial reporting, including information technology security and control. These controls shall provide reasonable assurance of the integrity of the financial information and assurance that the Company's reported financial results are presented fairly in conformity with GAAP.

  (2)  Understand the scope of internal and external auditors' review of internal controls over financial reporting and obtain reports on significant findings and recommendations, together with management's responses.

  C. Internal Audit

  (1)  Review with management and the internal audit director the charter, plans, annual budget, activities, staffing and organizational structure of the internal audit function. Ensure there are no unjustified restrictions or limitations, which impact or impair the scope of the internal audit department's activities or their access to required information.

  (2)  Review and concur in the appointment, replacement or dismissal of the internal audit director.

  (3)  Review significant internal audit findings reported during the quarter and their respective impact on internal controls, the control environment and the overall effectiveness and efficiency of the Company's operations.

  D. External Audit

  (1)  Review the external auditors' proposed audit scope and approach, including coordination of external audit effort with internal audit.

  (2)  Exercise final approval on the appointment or discharge of the external auditor. Review the experience and qualifications of the primary partners on the external audit team and the quality control procedures of the firm.

  (3)  Review the external auditors' Management Letter and recommendations and management's response.

  (4)  Review and approve the annual budget for all audit and non-audit services from the external auditor, based on budget categories consistent with those used by the S.E.C. Approve in advance any other fees for non-audit services provided by the external auditor, which exceeds the greater of ten percent (10%) of audit fees or $100,000 in the aggregate for the fiscal year. The following non-audit services are not to be provided by the external auditor: bookkeeping or other services related to the Company's accounting records or financial statements; financial information systems design and implementation; appraisal services; valuation services or fairness opinions; actuarial services; internal audit services relating to financial controls, financial systems or financial statements; management functions; employee recruitment; broker dealer services; or legal services.

  (5)  Review and confirm the independence of the external auditors, including by obtaining statements from the external auditor regarding its independence. Discuss relationships between the external auditors and the Company with the auditors and consider whether the provision of non-audit services is compatible with maintaining the external auditor's independence.

  (6)  Review and concur with the Company's hiring as an employee or engagement as a contractor of any employees of the external auditor who were engaged on the 3Com account in the most recent two years.

  E. Compliance

  (1)  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

  (2)  Review with management and the external auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

  (3)  Review the process for communicating the Code of Conduct to Company personnel, for reporting incidents and for monitoring compliance annually.

  (4)  Obtain regular updates from management and the Company's legal counsel regarding legal matters which may have a material impact on the financial statements, including any related-party transactions, and any material reports or inquiries received from regulators or governmental agencies.

  (5)  Conduct or authorize investigations into any matters within the Committee's charter. It is empowered to: (i) retain outside counsel, accountants, or others to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee's requests; (iii) meet with management, external auditors, or outside counsel, as necessary; and (iv) meet with the Company's financial advisors.

V.    Reporting.    The Committee's reporting responsibilities will include reports to the Board about Committee activities, issues and related recommendations, and preparation of the report to be included in the Company's annual proxy statement describing the Committee and its activities, as required by the rules of the Securities and Exchange Commission.

VI.    Committee Charter.    The Committee shall also perform other activities related to this Committee charter as requested by the Board, including: (i) a review and assessment of the adequacy of the charter annually and request for Board approval of any proposed changes; (ii) annual confirmation that the responsibilities outlined in this charter have been carried out; and (iii) ensure that this charter is published at least every three years in the Company's annual proxy statement.

Exhibit C

3Com Corporation Compensation Committee Charter

A.    The Compensation Committee shall have all the authority of the board to act or exercise corporate powers with respect to the following:

  1.    Supervise the administration of the company's employee stock option plans, employee stock purchase plan, restricted stock plan, and provide disinterested administration of any employee benefit plans in which Section 16 officers are eligible to participate.

  2.    Review the administration of the company's 3Share profit sharing plan, including determination of whether performance goals have been met.

  3.    Report to the shareholders regarding the company's executive compensation practices and policies.

  4.    Retain a compensation consultant, from time to time, to advise the Compensation Committee on executive compensation practices and policies, or any other matters within the charter of the Compensation Committee.

B.    The Compensation Committee shall also:

  1.    Review and recommend to the board actions affecting salaries, bonuses, stock options, benefits and other compensation arrangements for the company's executive officers.

  2.    Make recommendations to the board on 3Com's executive compensation practices and policies.

  3.    Make recommendations to the board regarding the evaluation of performance by the company's executive officers and issues of management succession.

  4.    Make recommendations to the board regarding reservation of shares for issuance under employee benefit plans.

March 15, 1995

C-1

Exhibit D

Nominating and Governance Committee Charter

I.    Mission.    The primary focus of the Nominating and Governance Committee (the "Committee") is on the broad range of issues surrounding the composition and operation of the Board of Directors (the "Board"). The Committee provides assistance to the Board, the Chairman and the CEO in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Committee's goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of 3Com stockholders.

II.    Membership.    The Committee should be composed of at least two independent directors.

III.    Responsibilities.    The responsibilities of the Committee in the areas of Nominating and Corporate Governance shall be to:

  A.    Nominating

    (1)  Develop a Board, which is diverse in nature and provides management with experienced and seasoned advisors in fields related to current or future business directions of the Company;

    (2)  Make recommendation to the Board regarding all nominees for board membership, whether for the slate of director's nominees to be proposed by the Board to the shareholders or any director nominees to be elected by the Board to fill interim director vacancies;

    (3)  Review director candidates submitted by stockholders;

    (4)  Appoint directors to committees and suggest rotations for chairpersons of committees of the Board as it deems desirable from time to time; and

    (5)  Determine, acting through the Chairman and the CEO, the effect of other directors' change in employment status and request the Board to consider and accept resignation if necessary.

  B.    Corporate Governance

    (1)  Regularly review issues and developments related to corporate governance issues and formulate and recommend governance standards to the Board;

    (2)  Make recommendations to the Board regarding committee structure and delegated responsibilities to be included in the charter of each board committee;

    (3)  Evaluate and recommend any revisions to board and committee meeting policies and logistics;

    (4)  Consider and recommend changes in the size of the Board; and

    (5)  On a bi-annual basis, solicit input from the Board and conduct a review of the effectiveness of the operation of the Board and its committees, including reviewing governance and operating practices and the 3Com Board Guidelines on Corporate Governance Issues.

IV.    Meetings.    The Committee will meet a minimum of twice per year and more frequently as circumstances require.

D-1

3COM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce L. Claflin and Mark D. Michael, and either of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of 3Com Corporation to be held at 5400 Bayfront Plaza, Building 5, Santa Clara, California 95052-8145 on Tuesday, September 24, 2002 at 10:30 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated August 13, 2002, and a copy of 3Com’s fiscal 2002 Annual Report to Stockholders on Form 10-K. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of 3Com, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH NOMINEE SET FORTH IN HEREIN, FOR THE RATIFICATION OF ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(PLEASE SIGN ON THE REVERSE)

[3COM LOGO] 3COM CORPORATION C/O AMERICAN STOCK TRANSFER & TRUST CO. 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3Com Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	3COMCO	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3COM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.	ELECTION OF FOUR CLASS II DIRECTORS TO SERVE A TWO-YEAR TERM EXPIRING IN 2004	For All	Withhold All	For All Except	To withhold authority to vote for a nominee, mark “For All Except” and write the nominee’s number on the line below.

	Nominees:	☐	☐	☐

01) Eric A. Benhamou, 02) Gary T. DiCamillo, 03) James R. Long, and 04) Raj Reddy

Vote On Proposal
					For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending May 30, 2003.				☐	☐	☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held September 24, 2002
PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
OUR CORPORATE GOVERNANCE PRINCIPLES
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS IN FISCAL 2002
AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF STOCKHOLDER RETURN
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
Exhibit A 3Com Board Guidelines on Corporate Governance Issues
Exhibit B Audit and Finance Committee Charter
Exhibit C 3Com Corporation Compensation Committee Charter
Exhibit D Nominating and Governance Committee Charter